                                                                  Exhibit (d)(v)

        VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                      EASTERN TIME ON THE EXPIRATION DATE

Control No.
                        PACHOLDER HIGH YIELD FUND, INC.
                            RIGHTS FOR COMMON STOCK
                           Subscription Certificate

Dear Shareholder:

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE TEAR OFF CARD.

As the registered owner of the Subscription Certificate below, you are entitled to subscribe for the number of shares of Common Stock, $.01 par value per share, of Pacholder High Yield Fund, Inc. (the "Fund''), shown below pursuant to the Primary Subscription and upon the terms and conditions and at the estimated Subscription Price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Record Date Shareholders, as described in the Prospectus. Under the Privilege, any number of additional shares may be purchased by a Record Date Shareholder if such shares are available and the shareholder's Primary Subscription has been exercised to the fullest extent possible.

Registered owners who are participants in the Fund's Dividend Reinvestment Plan will receive their primary and oversubscription shares via an uncertificated share credit to their existing accounts. To request a stock certificate, participants in the plan must check Box D on the reverse side of the Subscription Certificate below. Registered owners who are not participants in the plan will be automatically issued stock certificates. Stock certificates for primary share subscriptions will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Stock certificates for oversubscriptions and confirmation statements reflecting uncertificated share credits for dividend reinvestment accounts will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected.

                    THE SUBSCRIPTION RIGHT IS TRANSFERABLE

Payment must be in United States dollars. Only money orders or checks drawn on a bank located in the continental United States (or for Canadian residents only, on a bank located in Canada) and made payable to Pacholder High Yield Fund, Inc. will be accepted. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

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        VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                      EASTERN TIME ON THE EXPIRATION DATE

Control No. ___________           Rights Represented by this Subscription Certificate ______________
CUSIP No. 693742 11 6             Maximum Primary Subscription Shares Available ____________________
Account No. __________


                        PACHOLDER HIGH YIELD FUND, INC.
                            RIGHTS FOR COMMON STOCK
          (Complete appropriate section on reverse side of this form)

     The registered owner of this Subscription Certificate named below, or assigns, is entitled to the number of Rights to subscribe for the Common Stock, $.01 par value, of Pacholder High Yield Fund, Inc. (the "Fund'') shown above, in the ratio of one share of Common Stock for each three Rights, pursuant to the Primary Subscription and upon the terms and conditions and at the price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Record Date Shareholders only, as described in the Prospectus. Under this Privilege, any number of additional shares may be purchased by a Record Date Shareholder if such shares are available and the owner's Primary Subscription Rights have been fully exercised to the extent possible and the pro rata allocation requirements have been satisfied. Stock certificates for the shares subscribed for pursuant to the Primary Subscription will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Stock certificates for the shares subscribed for pursuant to the Over-Subscription Privilege will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. Registered owners who are participants in the Fund's Dividend

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

Reinvestment Plan will receive their primary and oversubscription shares via an uncertificated share credit to their existing accounts. To request a stock certificate, participants in the plan should check Box D on the reverse side of this form. Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. The Subscription Certificate may be transferred in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. To subscribe pursuant to the Primary Subscription or the Over-Subscription Privilege, three Rights and the estimated Subscription Price are required for each share of Common Stock. Payment of the estimated Subscription Price of $10.46 per share must accompany the Subscription Certificate. See reverse side of forms.


To subscribe for your primary shares please complete line "A" on the card below.
Example:
       300 shares = 300 Rights
       300 Rights divided by 3 = 100 Primary Subscription shares (ignore fractions)
                 100           x  $10.46 * = $1,046.00
          -------------------     ------     ---------
             (No. of shares)

If you are not subscribing for your full Primary Subscription, check Box "E" below and we will attempt to sell any remaining unexercised Rights.

To subscribe for any over-subscription shares please complete line "B" below.

Please Note: Only Record Date Shareholders who have exercised their Primary Subscription in full may apply for shares pursuant to the Over-
Subscription Privilege.

Payment of Shares: Full payment for both the primary and over-subscription shares or a notice of guaranteed delivery must accompany this subscription. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

--------------------------------------------------------------------------------

                Expiration Date March 27, 2001 (unless extended)
To:  EquiServe
     Attention:  Corporate Actions

BY FIRST CLASS MAIL:                  BY OVERNIGHT COURIER:             BY HAND:

EquiServe Trust Company, N.A.         EquiServe Trust Company, N.A.     Securities Transfer & Reporting Services, Inc.
Attn:  Corporate Actions              Attn:  Corporate Actions          c/o EquiServe Trust Company, N.A.
P.O. Box 43025                        40 Campanelli Drive               100 William Street, Galleria
Providence, RI 02940-3025             Braintree, MA 02184               New York, NY 10038

                   PLEASE FILL IN ALL APPLICABLE INFORMATION

A. Primary Subscription          ____________ x        10.46* = $ _________  E. Sell any remaining Rights [_]
(1 Right = 1 Share)             (No. of Shares)

B.  Over-Subscription Privilege  ____________ x        10.46* = $ _________ (1)  F. Sell all of my Rights [_]
   (Shares)

C.  Amount of Check Enclosed                                       = $ _________ (1) The Over-Subscription Privilege
  (or amount in notice of guaranteed delivery)                                    can be exercised only by a Record Date
                                                                                  Shareholder, as described in the
D.  IF YOU CURRENTLY PARTICIPATE IN THE FUND'S                                    Prospectus, and only if the Rights
DIVIDEND REINVESTMENT PLAN  AND WISH TO RECEIVE                                   initially issued to him are exercised to
A CERTIFICATE, CHECK HERE [_]                                                     the fullest extent possible.

* $10.46 is an estimated Subscription Price only. The actual Subscription Price determined on the Expiration Date may be higher or lower.

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SECTION 1. TO SUBSCRIBE:   I hereby irrevocably subscribe     SECTION 2.  TO TRANSFER RIGHTS (except pursuant to E or F above):
 for the face amount of Common Stock indicated as the total   For value received, _____ of the Rights represented by the
 of A and B hereon upon the terms and conditions specified    Subscription Certificate are assigned to:
 in the Prospectus relating thereto, receipt of which is      ________________________________________________________________
 acknowledged.  I hereby agree that if I fail to pay for                            (Print full name of Assignee)
 the shares of Common Stock for which I have subscribed,
 the Fund may exercise any of the remedies set forth in the   ________________________________________________________________
 Prospectus.                                                                            (Print full address)
                   TO SELL:  If I have checked either box
on line E or on line F, I authorize the sale of Rights by     ________________________________________________________________
the Subscription Agent according to the procedures                                     (Signature of Assignee)
described in the prospectus.                                  IMPORTANT:  The Signature must be guaranteed by: (a) a commercial bank or trust company; (b) a member firm of a domestic
                                                                          stock exchange;  or (c) a savings bank or credit union.
________________________________
________________________________
Signature(s) of Subscriber(s)                                 Signature (name of bank of firm):  ___________________________________
________________________________
________________________________
Address for delivery of shares if other than shown on front   Guaranteed By (signature/title):
                                                              _____________________________________
If permanent change of address, check here [_]
Please give your telephone number (   ) _____________
Please give your email address:

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

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